EXHIBIT 4 (f)


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                                                                       [450,000]
                                WARRANT AGREEMENT

     WARRANT AGREEMENT, dated as of September 30, 1996, between LAVA, L.L.C., a New Jersey limited liability company (the "Company"), and Miracle Investment Co. ("Holder").

     Pursuant to a letter agreement of even date hereof between the Company and Holder, Holder has acquired 9 units of the Company's securities ("Units"), each Unit consisting of a Senior Note in the denomination of $50,000 and ten year warrants (the "Warrants") to purchase 50,000 units of ownership ("Ownership Interests") of the Company at an exercise price equal to $1.25 per Ownership Interest.

     In consideration of the premises herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Issue. The Company hereby issues to Holder a certificate (the "Warrant Certificate") dated as of the date hereof providing Holder with the right to purchase, at any time, until 5:30 p.m., New York time, on September 30, 2006, 450,000 Ownership Interests of the Company (the "Warrant Ownership Interests") (subject to adjustment as provided in Section 8 hereof) at an initial exercise price (subject to adjustment as provided in Section 8 hereof) equal to $1.25 per Ownership Interest.

     2. Warrant Certificate. The Warrant Certificate to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit X, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement.

     3. Exercisability of Warrants. The Warrants shall be immediately exercisable.

     4. [Intentionally Omitted]

     5. Procedure for Exercise of Warrants.

     5.1 Cash Exercise. The Warrants are exercisable at an aggregate initial exercise price per Ownership Interest set forth in Section 8 hereof payable by certified check or official bank check in New York Clearing House funds. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Warrant Ownership Interests purchased, at the Company's principal offices in California (presently located at 10850 Wilshire Boulevard, Suite 1260, Los Angeles, CA 90024) Holder shall be entitled to receive a certificate for the Warrant Ownership Interests so purchased. The purchase rights represented by the Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional Ownership Interests underlying the Warrants). In the case of the purchase of less than all the Warrant Ownership Interest purchasable under the


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Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Ownership Interests purchasable thereunder.

     5.2 Cashless Exercise. In addition to the exercise of all or a portion of the Warrants by the payment of the Exercise Price in cash or check as set forth in Section 5.1 above, and in lieu of any such payment, the Holder has the right to exercise the Warrants, in full or in part, by surrendering the Warrant Certificate with the annexed Form of Election to Purchase duly executed, in exchange for the number of Ownership Interests equal to the product of (x) the number of Ownership Interests as to which the Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Current Market Price of the Ownership Interests (as defined below) less the Exercise Price then in effect and the denominator of which is the Current Market Price.

     5.3 Current Market Price. The term "Current Market Price" shall mean (i) if the Ownership Interests (and/or other securities (including shares of Common Stock of the Company following the conversion of the Company into a corporation), properties or rights issuable upon exercise of the Warrants (collectively referred to as "Other Securities")) are traded in the over-the-counter market or on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), the average per Ownership Interest (or equivalent unit of Other Securities) closing bid prices on the 20 consecutive trading days immediately preceding the date of exercise, as reported by NASDAQ or an equivalent generally accepted reporting service, or (ii) if the Ownership Interests (or Other Securities) are traded on a national securities exchange, the average for the 20 consecutive trading days immediately preceding the exercise date of the daily per Ownership Interest (or equivalent unit of Other Securities) closing prices on the principal stock exchange on which the Ownership Interests (or Other Securities) are listed, as the case may be. The closing price referred to in clause (ii) above shall be the last reported sales price or, if no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the national securities exchange on which the Ownership Interests (or Other Securities) are then listed.

     6. Issuance of Certificate. Upon the exercise of the Warrants, the issuance of a certificate for Warrant Ownership Interests (or Other Securities) shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificate shall (subject to the provisions of Sections 7 and 9 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificate unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     The Warrant Certificate and the certificate representing the Warrant Ownership Interests (or Other Securities) shall be executed on behalf of the Company by the manual or


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facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or any Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or any Assistant Secretary of the Company. The Warrant Certificate shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

     7. Transfer of Warrants. The Holder of the Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof. The Warrants may be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, without restriction, subject to compliance with applicable securities laws.

     8. Exercise Price.

     8.1 Initial and Adjusted Exercise Price. Except as otherwise provided in
Section 8 hereof, the initial exercise price of each Warrant shall be the price set forth in Section 1 hereof per Warrant Ownership Interests issued thereunder. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 10 hereof.

     8.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

     9. Registration Under the Securities Act of 1933. The Warrants, the Warrant Ownership Interests and any of the Other Securities issuable upon exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the "Act"). Upon exercise, in whole or in part, of the Warrants, a certificate representing the Warrant Ownership Interests underlying the Warrants, and any of the Other Securities issuable upon exercise of the Warrants (collectively, the "Warrant Securities") shall bear the following legend unless such Warrant Ownership Interests previously have been registered under the Act in accordance with the terms hereof:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT,
(ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

     10. Adjustments to Exercise Price and Number of Securities. The Exercise Price and, in some cases, the number of Warrant Ownership Interests purchasable upon the exercise of the Warrants, shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 10.


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     10.1 Subdivision or Combination of Ownership Interests and Ownership
Interest Dividend. In case the Company shall at any time subdivide its outstanding Ownership Interests into a greater number of Ownership Interests or declare a dividend upon its Ownership Interests payable solely in Ownership Interests, the Exercise Price in effect immediately prior to such subdivision or declaration shall be proportionately reduced, and the number of Warrant Ownership Interests issuable upon exercise of the Warrants shall be proportionately increased. Conversely, in case the outstanding Ownership Interests of the Company shall be combined into a smaller number of Ownership Interests, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of Warrant Ownership Interests issuable upon exercise of the Warrants shall be proportionately reduced.

     10.2 Dilutive Issuances. In the event that the Company shall sell or issue at any time after the date of this Warrant and prior to its termination, Ownership Interests (other than Excluded Ownership Interests, as defined in
Section 10.2.5) at a consideration per Ownership Interest less than $1.00, then the Exercise Price shall be adjusted to a new Exercise Price (calculated to the nearest cent) determined by dividing

     (a) an amount equal to (i) the total number of Ownership Interests Outstanding (as defined below and subject to adjustment in the manner set forth in Section 10.1) on the date of issuance of this Warrant multiplied by the Exercise Price in effect on the date of issuance of this Warrant (subject, however, to adjustment in the manner set forth in Section 10.1), plus (ii) the aggregate of the amount of all consideration, if any, received by the Company for the issuance or sale of Ownership Interests since the date of issuance of this Warrant, by

     (b) the total number of Ownership Interests Outstanding immediately after such issuance or sale.

     In no event shall any such adjustment be made pursuant to this Section 10.2 if it would increase the Exercise Price in effect immediately prior to such adjustment, except as provided in Sections 10.2.3 and 10.2.4. Upon each adjustment of the Exercise Price pursuant to this Section 10.2, the holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Ownership Interests obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Ownership Interests purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

     10.2.1 Definitions. For purposes of this Section 10.2, the following definitions shall apply:

     (a) "Convertible Securities" shall mean any indebtedness or securities convertible into or exchangeable for Ownership Interests.

     (b) "Options" shall mean any rights, warrants or options to subscribe for or purchase Ownership Interests or Convertible Securities other than rights, warrants or options to purchase Excluded Securities (as defined in Section 10.2.5).


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     (c) "Ownership Interests Outstanding" shall mean the aggregate of all
Ownership Interests outstanding and all Ownership Interests issuable upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities.

     10.2.2 For the purposes of this Section 10.2, the following provisions shall also be applicable:

     10.2.2.1 Cash Consideration. In case of the issuance or sale of additional Ownership Interests for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such Ownership Interests (or, if such Ownership Interests are offered by the Company for subscription, the subscription price, or, if such Ownership Interests are sold to underwriters or dealers for public offering without a subscription offering, the public offering price), without deducting therefrom any compensation or discount paid or allowed to underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

     10.2.2.2 Non-Cash Consideration. In case of the issuance (otherwise than upon conversion or exchange of Convertible Securities) or sale of additional Ownership Interests, Options or Convertible Securities for a consideration other than cash or a consideration a part of which shall be other than cash, the fair value of such consideration as determined by the Board of Directors (if any, otherwise by the Managers) of the Company in the good faith exercise of its business judgment, irrespective of the accounting treatment thereof, shall be deemed to be the value, for purposes of this Section 10, of the consideration other than cash received by the Company for such securities.

     10.2.2.3 Options and Convertible Securities. In case the Company shall in any manner issue or grant any Options or any Convertible Securities, the total maximum number of Ownership Interests of issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable shall (as of the date of issue or grant of such Options or, in the case of the issue or sale of Convertible Securities other than where the same are issuable upon the exercise of Options, as of the date of such issue or sale) be deemed to be issued and to be outstanding for the purpose of this Section 10.2 and to have been issued for the sum of the amount (if any) paid for such Options or Convertible Securities and the amount (if any) payable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable; provided that, subject to the provisions of Section 10.2.3, no further adjustment of the Exercise Price shall be made upon the actual issuance of any such Ownership Interests or Convertible Securities or upon the conversion or exchange of any such Convertible Securities.

     10.2.3 Change in Option Price or Conversion Rate. In the event that the purchase price provided for in any Option referred to in subsection 10.2.2.3, or the rate at which any Convertible Securities referred to in subsection 10.2.2.3 are convertible into or exchangeable for Ownership Interests shall change at any time (other than under or by reason of provisions designed to protect against dilution), then, for purposes of any adjustment required by Section 10.2, the Exercise Price in effect at the time of such event shall forthwith be


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readjusted to the Exercise Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, provided that if such readjustment is an increase in the Exercise Price, such readjustment shall not exceed the amount (as adjusted by Sections 10.1 and 10.2) by which the Exercise Price was decreased pursuant to Section 10.2 upon the issuance of the Option or Convertible Security. In the event that the purchase price provided for in any such Option referred to in subsection 10.2.2.3, or the additional consideration (if any) payable upon the conversion or exchange of any Convertible Securities referred to in subsection 10.2.2.3, or the rate at which any Convertible Securities referred to in subsection 10.2.2.3 are convertible into or exchangeable for Ownership Interests, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Ownership Interests upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security; the Exercise Price then in effect hereunder shall, upon issuance of such Ownership Interests, be adjusted to such amount as would have obtained had such Option or Convertible Security never been issued and had adjustments been made only upon the issuance of the Ownership Interests delivered as aforesaid and for the consideration actually received for such Option or Convertible Security and the Ownership Interests, provided that if such readjustment is an increase in the Exercise Price, such readjustment shall not exceed the amount (as adjusted by Sections 10.1 and 10.2) by which the Exercise Price was decreased pursuant to
Section 10.2 upon the issuance of the Option or Convertible Security.

     10.2.4 Termination Of Option or Conversion Rights. In the event of the termination or expiration of any right to purchase Ownership Interests under any Option granted after the date of this Warrant or of any right to convert or exchange Convertible Securities issued after the date of this Warrant, the Exercise Price shall, upon such termination, be readjusted to the Exercise Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Ownership Interests issuable thereunder shall no longer be deemed to be Ownership Interests Outstanding, provided that if such readjustment is an increase in the Exercise Price, such readjustment shall not exceed the amount (as adjusted by Sections 10.1 and 10.2) by which the Exercise Price was decreased pursuant to
Section 10.2 upon the issuance of the Option or Convertible Security. The termination or expiration of any right to purchase Ownership Interests under any Option granted prior to the date of this Warrant or of any right to convert or exchange Convertible Securities issued prior to the date of this Warrant shall not trigger any adjustment to the Exercise Price, but the Ownership Interests issuable under such Options or Convertible Securities shall no longer be counted in determining the number of Ownership Interests Outstanding on the date of issuance of this Warrant for purposes of subsequent calculations under this
Section 10.2.

     10.2.5 Excluded Ownership Interests. Notwithstanding anything herein to the contrary, the Exercise Price shall not be adjusted pursuant to this Section 10.2 by virtue of the issuance and/or sale of Excluded Ownership Interests, which shall mean the following: (a) Ownership Interests issuable upon the exercise of the Warrants; (b) Ownership Interests, Options or Convertible Securities to be issued and/or sold to employees, advisors (including,


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without limitation, financial, technical and legal advisers), directors, or officers of, or consultants to, the Company or any of its subsidiaries pursuant to a Ownership Interest grant, Ownership Interest option plan, Ownership Interest purchase plan, pension or profit sharing plan or other Ownership Interest agreement or arrangement existing as of the date hereof or approved by the Company's Board of Directors (if any, otherwise by the Managers); (c) the issuance of Ownership Interests, Options and/or Convertible Securities pursuant to Options and Convertible Securities outstanding as of the date of this Warrant; (d) the issuance of Ownership Interests, Options or Convertible Securities as a Ownership Interest dividend or upon any subdivision or combination of Ownership Interest or Convertible Securities; (e) the issuance of Ownership Interests, Options or Convertible Securities in connection with strategic partnerships or other business and/or product consolidations or joint ventures and (f) the issuance of Ownership Interests, Options or Convertible Securities by the Company in connection with a contemplated equity financing currently in progress as of the date hereof. For all purposes of this Section 10.2, all Ownership Interests of Excluded Ownership Interests shall be deemed to have been issued for an amount of consideration per Ownership Interest equal to the initial Exercise Price (subject to adjustment in the manner set forth in Section 10.1). In addition, if the amount of any adjustment pursuant to this
Section 10 shall be less than two cents (2(cent)) per Warrant Ownership Interest no adjustment to the Exercise Price or to the number of Warrant Ownership Interests issuable upon the exercise of the Warrants shall be made; provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents (2(cent)) per Warrant Ownership Interest.

     10.3 Notice of Adjustment. Promptly after adjustment of the Exercise Price or any increase or decrease in the number of Warrant Ownership Interests purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company. The notice shall be signed by the Company's chief financial officer and shall state (i) the effective date of the adjustment and the Exercise Price resulting from such adjustment and (ii) the increase or decrease, if any, in the number of Ownership Interests purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     10.4 Other Notices. If at any time:

     (a) the Company shall declare any cash dividend upon its Ownership
Interests;

     (b) the Company shall declare any dividend upon its Ownership Interests payable in securities (other than a dividend payable solely in Ownership Interests) or make any special dividend or other distribution to the holders of its Ownership Interests;

     (c) there shall be any consolidation or merger of the Company with another corporation, or a sale of all or substantially all of the Company's assets to another corporation; or


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     (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by certified or registered mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, (i) at least 15 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such dissolution, liquidation or winding-up; (ii) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger or sale, and (iii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 15 days' written notice of the date when the same shall take place. Any notice given in accordance with clause (i) above shall also specify, in the case of any such dividend, distribution or option rights, the date on which the holders of Ownership Interests shall be entitled thereto. Any notice given in accordance with clause
(iii) above shall also specify the date on which the holders of Ownership Interests shall be entitled to exchange their Ownership Interests for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. If the Holder of the Warrant does not exercise this Warrant prior to the occurrence of an event described above, except as provided in Sections 10.1 and 10.5, the Holder shall not be entitled to receive the benefits accruing to existing holders of the Ownership Interests in such event.

     10.5 Changes in Ownership Interests. In case at any time the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Ownership Interests) in which the previously outstanding Ownership Interests shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being herein called the "Transaction" and the date of consummation of the Transaction being herein called the "Consummation Date"), then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that each Holder, upon the exercise hereof at any time on or after the Consummation Date, shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, in lieu of the Ownership Interests issuable upon such exercise prior to the Consummation Date, the highest amount of securities or other property to which such Holder would actually have been entitled as a holder of an Ownership Interest upon the consummation of the Transaction if such Holder had exercised such Warrant immediately prior thereto. The provisions of this Section 10.5 shall similarly apply to successive Transactions.

     11. Exchange and Replacement of Warrant Certificate. The Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant


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Ownership Interest in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of the Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

     12. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Ownership Interests upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Ownership Interests or Other Securities.

     13. Reservation of Securities. The Company shall at all times reserve and keep available out of its authorized Ownership Interests, solely for the purpose of issuance upon the exercise of the Warrants, such number of Ownership Interests or Other Securities as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Ownership Interests or Other Securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any holder of Ownership Interests.

     14. Notices to Warrant Holder. Except as otherwise provided in Section 10.4, nothing contained in this Agreement shall be construed as conferring upon the Holder by virtue of his holding the Warrant the right to vote or to consent or to receive notice as a holder of an Ownership Interest in respect of any meetings of such holders for the election of directors or any other matter, or as having any rights whatsoever as such a holder of the Company.

     15. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

     (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

     (b) If to the Company, to the address set forth in Section 5 hereof or to such other address as the Company may designate by notice to the Holder.

     16. Supplements and Amendments. The Company and Holder may from time to time supplement or amend this Agreement in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and Holder may deem necessary or desirable.


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     17. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and assigns hereunder. Any reference herein to the "Company" shall include any corporation which is a successor to the limited liability company structure currently used by the Company.

     18. Termination. This Agreement shall terminate at the close of business on the tenth anniversary of the issuance of the Warrants.

     19. Governing Law. This Agreement and the Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York without giving effect to the rules of the State of New York governing the conflicts of laws.

     20. Entire Agreement; Modification. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

     21. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

     22. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

     23. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and Holder any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and Holder.

     24. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.

                                  LAVA, L.L.C.


                                  By:   /s/ Roger Berman
                                        ------------------------------
                                            Authorized Officer


                                  HOLDER


                                  By:   /s/ K.L. Speak
                                        ------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT X
                                                                              TO
                                                               WARRANT AGREEMENT

                          [FORM OF WARRANT CERTIFICATE]

     THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

                                EXERCISABLE UNTIL
                  5:30 P.M., NEW YORK TIME, SEPTEMBER 30, 2006

   No. W-LAVA-301                                             450,000 Warrants


                               WARRANT CERTIFICATE

     This Warrant Certificate certifies that Miracle Investment Co. or its registered assigns ("Holder"), is the registered holder of 450,000 Warrants to purchase initially at any time until 5:30 p.m. New York time on September 30, 2006 ("Expiration Date"), up to 450,000 fully-paid and non-assessable economic ownership interests ("Ownership Interests") of LAVA, L.L.C., a New Jersey limited liability company (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), equal to $1.25 per Ownership Interest upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of the date hereof between the Company and Holder (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified check or official bank check in New York Clearing House funds payable to the order of the Company, unless exercise is made pursuant to Section 5.2 of the Warrant Agreement.

     No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holder (the word "Holder" meaning the registered holder) of the Warrants.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificate shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

     Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

     Dated as of September __, 1996


                                  LAVA, L.L.C.


                                  By: /s/ Roger Berman
                                      ----------------------------------
                                      Authorized Officer

                         [FORM OF ELECTION TO PURCHASE]

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ______ Ownership Interests and herewith tenders in payment for such securities a certified check or official bank check payable in New York Clearing House Funds to the order of LAVA, L.L.C. in the amount of $ , all in accordance with the terms of Section 5 of the Warrant Agreement dated as of September 30, 1996 between Lava, L.L.C. and the undersigned (or its assignor). The undersigned requests that a certificate for such securities be registered in the name of _______________________ whose address is _______________________ and that such Certificate be delivered to __________________________ whose address is ________________________________.

         Dated:
                                    Signature __________________________________
                                    (Signature must  conform in all respects
                                     to name of holder as specified on the
                                     face of the Warrant Certificate.)


                                    (Insert Social Security or Other Identifying
                                     Number of Holder)

                              [FORM OF ASSIGNMENT]


             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)

                                   FOR VALUE RECEIVED_____________________hereby
sells, assigns and transfers unto



                                   _____________________________________________


                  (Please print name and address of transferee)

     this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated: ______________        Signature: ________________________________________
                             (Signature must conform in all respects to name
                              of holder as specified on the face of the Warrant Certificate.)

                              __________________________________________________
                             (Insert Social Security or Other Identifying
                              Number of Assignee)